Exhibit 99.1

Verso Corporation Reports Third Quarter 2020 Financial Results and Declares Quarterly Cash Dividend of $0.10 per Share

MIAMISBURG, Ohio, Nov. 9, 2020 /PRNewswire/ -- Verso Corporation (NYSE: VRS) today reported financial results for the third quarter of 2020 and announced that its Board of Directors has declared a quarterly cash dividend for the quarter ending December 31, 2020, in the amount of $0.10 per each outstanding share of Verso's Class A common stock. The quarterly cash dividend is payable on December 29, 2020, to Verso's stockholders of record holding shares of common stock at the close of business December 18, 2020.

Third Quarter 2020 Highlights:

  Net sales of $306 million, up 14 percent versus the second quarter
  Net loss of $(31) million or $(0.92) per diluted share, compared to net income of $30 million or $0.85 per diluted share in third quarter 2019 and net loss of $(34) million in second quarter 2020
  Adjusted EBITDA of $12 million, compared to a loss of $9 million in the second quarter
  Paid quarterly and special dividends to stockholders totaling $3.10 per share

Overview
"We were encouraged to see a slight uptick in coated paper demand and operating rates in the third quarter, which contributed to an Adjusted EBITDA of $12 million compared to a loss last quarter," said Verso Interim President and Chief Executive Officer Randy Nebel. "Verso continues to have a strong balance sheet and liquidity after payment of the regular and special dividend to our stockholders."

Results of Operations – Comparison of Three Months Ended September 30, 2020 to Three Months Ended September 30, 2019

	Three Months Ended September 30,		Three Month
(Dollars in millions)	2019	2020	$ Change
Net sales	$ 616	$ 306	$ (310)
Costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	536	309	(227)
Depreciation and amortization	25	21	(4)
Selling, general and administrative expenses	23	19	(4)
Restructuring charges	4	(2)	(6)
Other operating (income) expense	-	3	3
Operating income (loss)	28	(44)	(72)
Interest expense	-	1	1
Other (income) expense	(1)	(5)	(4)
Income (loss) before income taxes	29	(40)	(69)
Income tax expense (benefit)	(1)	(9)	(8)
Net income (loss)	$ 30	$ (31)	$ (61)

Comments to Results of Operations - Comparison of Three Months Ended September 30, 2020 to Three Months Ended September 30, 2019

Net sales
Net sales for the third quarter 2020 decreased $310 million compared to the third quarter of 2019, as a result of significant declines in sales volume and unfavorable price/mix. Of the $310 million, or 50%, net sales decline, $36 million, or 6%, was attributable to the closure of our Luke Mill in June 2019 and $145 million, or 24%, was a result of the sale of our Androscoggin and Stevens Point mills in February 2020, and $70 million, or 11%, was attributable to the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020. Total company sales volume was down from 679 thousand tons during the third quarter 2019, to 382 thousand tons during the same period of the current year. Of the 297 thousand ton volume decline, 36 thousand tons were attributable to the closure of our Luke Mill in June 2019, 146 thousand tons were a result of the sale of our Androscoggin and Stevens Point mills in February 2020, 79 thousand tons were attributable to the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020, and the additional decline in volume resulted from lower customer demand driven by the COVID-19 pandemic. We expect the COVID-19 pandemic to continue to have a negative impact on our net sales in the fourth quarter of 2020.

Operating income (loss)
Operating loss was $44 million for the third quarter of 2020, a decrease of $72 million when compared to operating income of $28 million for the third quarter of 2019.

Operating results for the third quarter of 2020 were positively impacted by:

  Lower input costs of $3 million, driven by lower chemical and energy costs
  Lower depreciation expense of $4 million
  Reduced planned major maintenance costs of $7 million, driven primarily by costs incurred at our Androscoggin Mill in 2019 that did not recur in 2020 and timing of an outage at our Quinnesec Mill
  Lower Selling, general and administrative expenses of $4 million, driven primarily by cost reduction initiatives in connection with the sale of our Androscoggin and Stevens Point mills in February 2020 and lower equity compensation expense, partially offset by increased severance costs incurred due to our head count reduction initiatives
  Lower freight costs of $2 million
  Lower restructuring charges of $6 million associated with the closure of our Luke Mill in June 2019

Operating results for the third quarter of 2020 were negatively impacted by:

  Unfavorable net selling price and product mix of $21 million
  Lower sales volume resulting in a decrease of $42 million in net operating income, driven by the impact of the COVID-19 pandemic, the closure of our Luke Mill in June 2019, the sale of our Androscoggin and Stevens Point mills in February 2020 and the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020
  Higher net operating expenses of $32 million driven primarily by market downtime, costs incurred to idle our Duluth and Wisconsin Rapids mills and severance costs, partially offset by improved performance and cost reduction initiatives across our mill system
  Increased other operating expenses of $3 million primarily related to a loss on disposal of assets and a loss on pension settlement associated with the sale of our Androscoggin and Stevens Point mills

Other income
Other income for the third quarter of 2020 and 2019 includes income of $5 million and $2 million, respectively, associated with the non-operating components of net periodic pension cost (income).

Results of Operations – Comparison of Nine Months Ended September 30, 2020 to Nine Months Ended September 30, 2019

	Nine Months Ended September 30,		Nine Month
(Dollars in millions)	2019	2020	$ Change
Net sales	$ 1,857	$ 1,045	$ (812)
Costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,625	1,007	(618)
Depreciation and amortization	157	66	(91)
Selling, general and administrative expenses	76	62	(14)
Restructuring charges	44	4	(40)
Other operating (income) expense	2	(84)	(86)
Operating income (loss)	(47)	(10)	37
Interest expense	2	1	(1)
Other (income) expense	(3)	(14)	(11)
Income (loss) before income taxes	(46)	3	49
Income tax expense (benefit)	-	14	14
Net income (loss)	$ (46)	$ (11)	$ 35

Comments to Results of Operations - Comparison of Nine Months Ended September 30, 2020 to Nine Months Ended September 30, 2019

Net sales
Net sales for the nine months ended September 30, 2020 decreased $812 million compared to the nine months ended September 30, 2019, as a result of significant declines in sales volume and unfavorable price/mix. Of the $812 million, or 44%, net sales decline, $168 million, or 9%, was attributable to the closure of our Luke Mill in June 2019 and $351 million, or 19%, was a result of the sale of our Androscoggin and Stevens Point mills in February 2020, and $70 million, or 4%, was attributable to the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020. Total company sales volume was down from 1,990 thousand tons during the nine months ended September 30, 2019, to 1,282 thousand tons during the same period of the current year. Of the 708 thousand ton volume decline, 168 thousand tons were attributable to the closure of our Luke Mill in June 2019, 339 thousand tons were a result of the sale of our Androscoggin and Stevens Point mills in February 2020, 79 thousand tons were attributable to the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020, and the additional decline in volume resulted from lower customer demand driven by the COVID-19 pandemic.

Operating income (loss)
Operating loss was $10 million for the nine months ended September 30, 2020, an improvement of $37 million when compared to operating loss of $47 million for the nine months ended September 30, 2019.

Operating results for the nine months ended September 30, 2020 were positively impacted by:

  Lower input costs of $19 million, driven by lower chemical, energy and purchased pulp costs, partially offset by higher wood costs
  Lower freight costs of $8 million
  Lower depreciation expense of $91 million due primarily to $76 million in accelerated depreciation associated with the closure of our Luke Mill in June 2019, as well as the sale of our Androscoggin and Stevens Point mills in February 2020
  Reduced planned major maintenance costs of $23 million, driven primarily by the deferral of the annual outage at our Wisconsin Rapids Mill, costs incurred at our Androscoggin Mill in 2019 that did not recur in 2020 and timing of an outage at our Quinnesec Mill
  Lower Selling, general and administrative costs of $14 million driven primarily by cost reduction initiatives in connection with the sale of our Androscoggin and Stevens Point mills in February 2020 and lower equity compensation expense, partially offset by increased severance costs incurred due to our headcount reduction initiatives and costs associated with the proxy solicitation contest
  Lower restructuring charges of $40 million primarily associated with the closure of our Luke Mill in June 2019
  Higher other operating income of $86 million, primarily as a result of the $88 million gain on the sale of our Androscoggin and Stevens Point mills, partially offset by a loss on pension settlement associated with the sale of our Androscoggin and Stevens Point mills

Operating results for the nine months ended September 30, 2020 were negatively impacted by:

  Unfavorable price/mix of $104 million
  Lower sales volume resulting in a decrease of $100 million in net operating income, driven by the impact of the COVID-19 pandemic, the closure of our Luke Mill in June 2019, the sale of our Androscoggin and Stevens Point mills in February 2020 and the indefinite idling of our Duluth and Wisconsin Rapids mills in July 2020
  Higher net operating expenses of $40 million driven primarily by market downtime, costs incurred to idle our Duluth and Wisconsin Rapids mills, severance costs, a necessary extension of the planned outage at our Quinnesec Mill and sell through of higher cost inventory produced in 2019, partially offset by improved performance and cost reduction initiatives across our mill system, reduced corporate overhead and union ratification expense for signing bonuses and for the settlement of various work arrangement issues in the first quarter of 2019 that did not recur in 2020

Other income
Other income for the nine months ended September 30, 2020 and 2019 includes income of $15 million and $4 million, respectively, associated with the non-operating components of net periodic pension cost (income).

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
EBITDA consists of earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA reflects adjustments to EBITDA to eliminate the impact of certain items that we do not consider to be indicative of our ongoing performance. We use EBITDA and Adjusted EBITDA as a way of evaluating our performance relative to that of our peers and to assess compliance with our credit facilities. We believe that EBITDA and Adjusted EBITDA are non-GAAP operating performance measures commonly used in our industry that provide investors and analysts with measures of ongoing operating results, unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.

We believe that the supplemental adjustments applied in calculating Adjusted EBITDA are reasonable and appropriate to provide additional information to investors.

Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with Generally Accepted Accounting Principles (GAAP) and are susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. You should consider our EBITDA and Adjusted EBITDA in addition to, and not as a substitute for, or superior to, our operating or net income (loss), which are determined in accordance with GAAP.

The following table reconciles Net income (loss) to EBITDA and Adjusted EBITDA for the periods presented:

		Three Months Ended June 30	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)		2020	2019	2020	2019	2020
Net income (loss)		$ (34)	$ 30	$ (31)	$ (46)	$ (11)
Income tax expense (benefit)		(3)	(1)	(9)	-	14
Interest expense		-	-	1	2	1
Depreciation and amortization		22	25	21	157	66
EBITDA		$ (15)	$ 54	$ (18)	$ 113	$ 70
Adjustments to EBITDA:
	Restructuring charges (1)	-	4	(2)	44	4
	Luke Mill post-closure costs (2)	3	3	3	4	9
	Non-cash equity award compensation (3)	2	2	1	10	5
	Gain on Sale of the Androscoggin/Stevens Point Mills (4)	-	-	-	-	(88)
	Duluth and Wisconsin Rapids Mills idle costs (5)	-	-	17	-	17
	(Gain) loss on sale or disposal of assets (6)	-	(1)	3	-	3
	Stockholders proxy solicitation costs (7)	-	-	-	-	4
	Other severance costs (8)	1	2	8	4	13
	Other items, net (9)	-	-	-	2	1
Adjusted EBITDA		$ (9)	$ 64	$ 12	$ 177	$ 38

(1)	Charges associated with the closure of our Luke Mill in June 2019.
(2)	Costs recorded after production ceased at our Luke Mill that are not associated with product sales or restructuring activities.
(3)	Amortization of non-cash incentive compensation.
(4)	Gain on the sale of the outstanding membership interests in Verso Androscoggin LLC in February 2020, which included our Androscoggin Mill and Stevens Point Mill.
(5)	Costs associated with the indefinite idling of our Duluth Mill and Wisconsin Rapids Mill, beginning in July 2020, that are not associated with product sales or restructuring activities.
(6)	Realized (gain) loss on the sale or disposal of assets.
(7)	Costs incurred in connection with the stockholders proxy solicitation contest.
(8)	Severance and related benefit costs not associated with restructuring activities.
(9)	Other miscellaneous adjustments.

About Verso
Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of graphic and specialty papers, packaging papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements
In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend," "potential" and other similar expressions. They include, for example, statements relating to our business and operating outlook and our positioning for long-term success within the industry. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management's current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso's actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: uncertainties regarding the duration and severity of the COVID-19 pandemic and measures intended to reduce its spread; the long-term structural decline and general softening of demand facing the paper industry; adverse developments in general business and economic conditions; developments in alternative media, which are expected to adversely affect the demand for some of Verso's key products, and the effectiveness of Verso's responses to these developments; intense competition in the paper manufacturing industry; Verso's ability to compete with respect to certain specialty paper products for a period of two years after the closing of the Pixelle Sale; Verso's business being less diversified following the sale of two mills after the closing of the Pixelle Sale and the idling of two other mills while exploring alternatives for those mills; Verso's dependence on a small number of customers for a significant portion of its business; Verso's limited ability to control the pricing of its products or pass through increases in its costs to its customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; and the potential risks and uncertainties described under the caption "Risk Factors" in Verso's Form 10-K for the fiscal year ended December 31, 2019, Verso's Quarterly Report on Form 10-Q for the three months ended March 31, 2020, and from time to time in Verso's other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Conference Call
Verso will host a conference call and webcast for analysts and investors on Monday, November 9, 2020 at 9 a.m. (EST) to discuss third quarter 2020 financial results.

Analysts and investors may access the live conference call only by dialing 888-317-6003 (U.S. toll-free), 866-284-3684 (Canada toll-free) or 412-317-6061 (international) and referencing elite entry number 7091373 and Verso Corporation. To register, please dial in 10 minutes before the conference call begins. The news release and third quarter 2020 results will be available on Verso's website at http://investor.versoco.com by navigating to the Financial Information page.

Analysts and investors may also access the live conference call and webcast by clicking on the event link https://www.webcaster4.com/Webcast/Page/1524/38436 or by visiting Verso's website at http://investor.versoco.com and navigating to the Events page. Please go to this link at least one hour before the call and follow the instructions to register, download and install any necessary audio/video software.

A telephonic replay of the call can be accessed at 877-344-7529 (U.S. toll-free), 855-669-9658 (Canada toll-free) or 412-317-0088 (international), access code 10149637. The replay will be available starting at 11 a.m. (EST) Monday, November 9, 2020 and will remain available until December 9, 2020. An archive of the conference call and webcast will be available at http://investor.versoco.com starting at 11 a.m. (EST) Monday, November 9, 2020 and will remain available for 120 days.

CONTACT: Investor contact: investor.relations@versoco.com, 937-528-3220; Media contact: Shawn Hall, Director, Communications, 937-528-3700, shawn.hall@versoco.com